UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 12, 2008 (December 1, 2008)

AFFINITY MEDIA INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51983	20-3315459
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Sawtelle Blvd., Suite 470 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 479-1555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

This amendment to our Current Report on Form 8-K originally filed December 4, 2008 is being filed solely for the purpose of responding to comments received by us from the Staff of the Securities and Exchange Commission on December 5, 2008. We are amending and restating Item 4.01 to add additional disclosure with respect to the change of our independent registered public accounting firm.

Item 4.01.	Changes in Registrant’s Certifying Accountant

On December 1, 2008, Marcum & Kliegman LLP (“M&K”) notified Affinity Media International Corp. (the “Company” or the “Registrant”) that it will decline to stand for re-appointment.  Accordingly, M&K will no longer be the Company’s independent registered public accounting firm.  As of December 1, 2008, the Company’s board of directors approved the appointment of KBL, LLP as the Company’s new independent registered public accounting firm and pursuant to such approval, we engaged KBL, LLP on December 1, 2008.

M&K issued its auditors’ report on the financial statements for the years ended December 31, 2007 and 2006 which included an explanatory paragraph as to the Company’s ability to continue as a going concern.

Other than the going concern uncertainty described above, M&K’s auditors’ reports on the financial statements of the Company for the fiscal years ended December 31, 2007 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

M&K has advised the Board of Directors of the Registrant of certain deficiencies in the Registrant’s internal controls over financial reporting that constitute “material weaknesses” as noted in the Registrant’s Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarterly period ended March 31, 2008. The material weaknesses principally relate to the Registrant having the lack of the necessary corporate accounting resources, the lack of segregation of financial responsibilities within its accounting department, and the need for the Registrant to retain additional qualified accounting personnel.

During the fiscal years ended December 31, 2007 and 2006 and through December 1, 2008, there have been no disagreements with M&K (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused them to make reference thereto in their report on financial statements for such years.

During the fiscal years ended December 31, 2007 and 2006 and through December 1, 2008, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company provided M&K with a copy of this Current Report on Form 8-K and requested M&K to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of M&K’s response letter, dated December 12, 2008, is attached as Exhibit 16.1 to this Form 8-K/A.

During the fiscal years ended December 31, 2007 and 2006 and through December 1, 2008, neither we nor anyone on our behalf has consulted with KBL, LLP regarding either:

1. The application of accounting principles to specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided that KBL, LLP concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or

2. Any matter that was either the subject of a disagreement or a reportable event, as each term is defined in Items 304(a)(1)(iv) or (v) of Regulation S-K, respectively.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits.

16.1           Letter, dated December 12, 2008, from Marcum & Kliegman LLP to the Securities and Exchange Commission.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIA INTERNATIONAL CORP.

Date: December 12, 2008	By:	/s/ Peter Engel
Peter Engel
Chief Executive Officer